FORM OF SCHEDULE A

TO THE AMENDED AND RESTATED INVESTMENT ADVISORY AND

ADMINISTRATION AGREEMENT

BETWEEN

SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT

MANAGEMENT, INC.

Fund	Original Contract Date	Effective Date

Schwab International Index Fund	July 21, 1993	March 1, 2017

Schwab Small-Cap Index Fund	October 14, 1993	March 1, 2017

Schwab S&P 500 Index Fund	February 28, 1996	March 1, 2017

Schwab Total Stock Market Index Fund	April 15, 1999	March 1, 2017

Schwab Fundamental US Large Company Index Fund	February 28, 2007	May 1, 2017

Schwab Fundamental US Small Company Index Fund	February 28, 2007	May 1, 2017

Schwab Fundamental International Large Company Index Fund	February 28, 2007	May 1, 2017

Schwab Fundamental International Small Company Index Fund	November 12, 2007	May 1, 2017

Schwab Fundamental Emerging Markets Large Company Index Fund	November 12, 2007	May 1, 2017

Schwab Capital Trust	Charles Schwab Investment Management, Inc.

George Pereira Chief Operating Officer	Marie Chandoha Chief Executive Officer

Dated as May 1, 2017

FORM OF SCHEDULE B

TO THE AMENDED AND RESTATED INVESTMENT ADVISORY AND

ADMINISTRATION AGREEMENT

BETWEEN SCHWAB CAPITAL TRUST AND

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

ADVISORY FEE SCHEDULE

The fees listed below are for services provided under this Agreement and are to be accrued daily and paid monthly in arrears:

Fund	Rate

Schwab International Index Fund	0.06	%*

Schwab Small-Cap Index Fund	0.05	%*

Schwab S&P 500 Index Fund	0.03	%*

Schwab Total Stock Market Index Fund	0.03	%*

Schwab Fundamental US Large Company Index Fund	0.25	%*

Schwab Fundamental US Small Company Index Fund	0.25	%*

Schwab Fundamental International Large Company Index Fund	0.25	%*

Schwab Fundamental International Small Company Index Fund	0.39	%*

Schwab Fundamental Emerging Markets Large Company Index Fund	0.39	%*

* The Investment Adviser will pay the operating expenses of the Fund, excluding acquired fund fees and expenses, taxes, any brokerage expenses and extraordinary or non-routine expenses, shareholder servicing fees, if applicable, and expenses paid by the Schwab Funds under any distribution plan adopted pursuant to Rule 12b-1.

Schwab Capital Trust	Charles Schwab Investment Management, Inc.

George Pereira Chief Operating Officer	Marie Chandoha Chief Executive Officer

Dated as of May 1, 2017